Exhibit 99.B(g)(3)

AMENDED AND RESTATED MULTI-TRUST

CUSTODY AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT MULTI-TRUST CUSTODY AGREEMENT (the “Agreement”) is made and entered into as of this 14th day of June, 2013, by and between each of SEI INSTITUTIONAL MANAGED TRUST, a Massachusetts business trust (“SIMT”), SEI INSTITUTIONAL INVESTMENTS TRUST, a Massachusetts business trust (“SIIT”), SEI DAILY INCOME TRUST, a Massachusetts business trust (“SDIT”), SEI ASSET ALLOCATION TRUST, a Massachusetts business trust (“SAAT”), SEI LIQUID ASSET TRUST, a Massachusetts business trust (“SLAT”), SEI TAX EXEMPT TRUST, a Massachusetts business trust (“STET”), and NEW COVENANT FUNDS, a Delaware statutory trust (“NCF”) (each a “Trust” and, collectively, the “Trusts”), severally and not jointly, each Trust acting for and on behalf of each series as are currently authorized and issued by the applicable Trust or may be authorized and issued by the applicable Trust subsequent to the date of this Agreement  severally and not jointly, and listed on Exhibit A attached hereto  and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, each Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, each SIMT Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006, as amended on June 23, 2009, February 19, 2010, March 29, 2010 and April 10, 2012 between SIMT and the Custodian (the “Current SIMT Agreement”);

WHEREAS, each SIIT Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006, as amended on May 2, 2012 between SIIT and the Custodian (the “Current SIIT Agreement”);

WHEREAS, each SDIT Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006 between SDIT and the Custodian (the “Current SDIT Agreement”);

WHEREAS, each SAAT Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006 between SAAT and the Custodian (the “Current SAAT Agreement”);

WHEREAS, each SLAT Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006 between SLAT and the Custodian (the “Current SLAT Agreement”);

WHEREAS, each STET Fund currently receives custodian services from the Custodian, pursuant to an original custody agreement dated as of September 17, 2004, as amended and assigned on August 16, 2006 between STET and the Custodian (the “Current STET Agreement”);

WHEREAS, each NCF Fund currently receives custodian services from the Custodian, pursuant to a custody agreement dated as of February 22, 2012 between NCF and the Custodian (the “Current NCF Agreement”);

WHEREAS, each of SIMT and the Custodian wishes to amended and restate the Current SIMT Agreement; each of SIIT and the Custodian wishes to amended and restate the Current SIIT Agreement; each of SDIT and the Custodian wishes to amended and restate the Current SDIT Agreement; each of SAAT and the Custodian wishes to amended and restate the Current SAAT Agreement; each of SLAT and the Custodian wishes to amended and restate the Current SLAT Agreement; each of STET and the Custodian wishes to amended and restate the Current STET Agreement; each of NCF and the Custodian wishes to amended and restate the Current NCF Agreement;

WHEREAS, each Trust and the Custodian desire to amend and restate the various current custody agreements enumerated above by and between each Trust and the Custodian into a single, multi-Trust custody agreement in order to achieve certain operational efficiencies;

WHEREAS, each Trust desires to retain the Custodian to act as custodian of the cash and securities of each Fund; and

WHEREAS, the Board of Trustees of each Trust, pursuant to Rule 17f-5(b) under the 1940 Act, has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake those delegated responsibilities and serve as the Foreign Custody Manager for each Trust.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01                “Adviser” means SEI Investments Management Corporation.

1.02                “Authorized Person” means any Officer or person who has been designated as such by written notice delivered to the Custodian by the applicable Trust(s) or if a Trust has notified the Custodian in writing that it has another agent, delivered to the Custodian by such other agent solely with respect to such Trust.  Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the applicable Trust(s), or such other agent that any such person is no longer an Authorized Person.

1.03                “Board of Trustees” shall mean the trustees from time to time serving under each Trust’s trust instrument or declaration of trust, as applicable, as amended from time to time.

1.04                “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.05                “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the applicable Trust computes the net asset value of Shares of its Funds.

1.06                “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5(a)(7)), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.07                “Eligible Securities Depository” has the meaning set forth in Rule 17f-7(b)(1) under the 1940 Act.

1.08                “Foreign Securities” means any investments of a Fund (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect such Fund’s transactions in such investments.

1.09                “Fund Custody Account” shall mean any of the accounts in the name of a Trust, which is provided for in Section 3.2 below.

1.10                “Foreign Custody Manager” has the meaning set forth in Rule 17f-5(a)(3).

1.11                “IRS” shall mean the Internal Revenue Service.

1.12                “FINRA” shall mean the Financial Industry Regulatory Authority, Inc. or any applicable successor organization thereto.

1.13                “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the applicable Trust.

1.14                “SEC” shall mean the U.S. Securities and Exchange Commission and its staff.

1.15                “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.16                “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities and which qualifies as a “clearing corporation” under Section 8-102(a)(5) of the Uniform Commercial Code.

1.17                “Shares” shall mean, with respect to a Fund, the units of beneficial interest issued by the applicable Trust on account of the Fund.

1.18                “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5(a)(7) under the 1940 Act, and (ii) any “Eligible Foreign Custodian” having a contract with the Custodian which the Custodian has determined is qualified and will provide care of assets of each Fund equal to that which the Custodian would itself provide, as further described in Section 3 below.  Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that each Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to each Fund or as being held by a third party for the benefit of the applicable Fund; (v) that the applicable Trust’s independent public accountants will be given access to those records or, upon the consent of such Trust’s independent public accountants, confirmation of the contents of those records in lieu of such access; and (vi) that each Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing assets held for the benefit of the Fund.

1.19                “Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

2.01                Appointment.  The terms of this Agreement shall apply separately and respectively to each Trust and also separately and respectively to each Fund of each Trust on the books of the Custodian.  Each Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds of such Trust at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement and any attachments, exhibits or schedules hereto, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement and any attachments, exhibits or schedules hereto.  Each Trust hereby delegates to the Custodian, pursuant to Rule 17f-5(b), the responsibilities with respect to each Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds.  The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02                Documents to be Furnished.  The following documents, including any amendments thereto, have been previously provided to the Custodian or will be provided contemporaneously with the execution of the Agreement to the Custodian by each Trust:

(a)              A copy of the Trust’s trust instrument, declaration of trust or other such organizational documents, as applicable, certified by the Secretary;

(b)              A copy of the Trust’s bylaws, certified by the Secretary;

(c)               A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary;

(d)              A copy of each current prospectus of the Funds (each, a “Prospectus”) and statement of additional information of the Funds (each, an “SAI”);

(e)               A certification of the Chairman or the President and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons; and

(f)                An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit C.

2.03                Notice of Appointment of Transfer Agent.  Each Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of any Funds of such Trust.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01                Segregation.  All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.

3.02                Fund Custody Accounts.  As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the applicable Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.03                Appointment of Agents.

(a)              In its discretion, the Custodian may appoint one or more qualified Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of a Fund and to carry out such other provisions of this Agreement as it may reasonably determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.  The Custodian shall be liable for the actions, and any consequences of or damages or expenses incurred as a result of those actions, of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b)              If, after the initial appointment of Sub-Custodians in connection with this Agreement, the Custodian wishes to appoint other qualified Sub-Custodians to hold property of a Fund, it will provide advance notice to the applicable Trust and make the necessary determinations as to any such new Sub-Custodian’s eligibility under Rule 17f-5 under the 1940 Act.

(c)               In performing its delegated responsibilities as Foreign Custody Manager to place or maintain each Fund’s assets with a Sub-Custodian, the Custodian will prudently determine that the Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Fund’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(d)              The written agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

(e)               At the end of each calendar quarter, the Custodian shall promptly provide written reports notifying the Board of Trustees of each Trust of the withdrawal or placement of the Securities and cash of each Fund with a Sub-Custodian and of any material changes in the Funds’ arrangements.  Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories.  The Custodian shall promptly take such steps as may be required to withdraw assets of a Fund from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

(f)                With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to each Trust that it, at a minimum, agrees to exercise the same reasonable care, prudence and diligence as that of a person having responsibility for the safekeeping of property of the Funds would exercise. In particular, regardless of whether assets are maintained in the custody of an Eligible Foreign Custodian or an Eligible Securities Depository, the Custodian shall be liable to each Trust for the acts or omissions of an Eligible Foreign Custodian or Eligible Securities Depository where that Eligible Foreign Custodian or Eligible Securities Depository has not acted with reasonable care. The Custodian further warrants that each Fund’s assets will be subject to the same standard of reasonable care, prudence and diligence if maintained with a Sub-Custodian.  In selecting a Sub-Custodian with which to custody assets of a Fund, the Custodian will consider all factors relevant to the safekeeping of such assets, including, without limitation:  (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices;  (ii)  whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii)  the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv)  whether the Funds will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(g)               The Custodian shall establish a system, or ensure that its Sub-Custodian has established a system, to monitor on a continuing basis (i) the appropriateness of maintaining each Fund’s assets with the applicable Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing each Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository.  The Custodian must promptly notify the applicable Fund(s) or the Adviser of any material change in these risks.

(h)              The Custodian shall use prudent efforts to collect all income and other payments with respect to Foreign Securities to which each Fund shall be entitled and shall credit such income, as collected, to the applicable Fund.  In the event that extraordinary measures are required to collect such income, the applicable Trust and the Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures, taking into account the particular facts and circumstances, including the actions taken, or any failure to act, by the Custodian prior to and during such situation that requires extraordinary measures.

3.04                Delivery of Assets to Custodian.  The applicable Trust shall deliver, or cause to be delivered, to the Custodian all of its Funds’ Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (ii) all cash received by the Funds for the issuance of Shares.  The Custodian shall be responsible for such Securities, cash or other assets upon delivery to the Custodian.

3.05                Securities Depositories and Book-Entry Systems.  The Custodian may deposit and/or maintain Securities of the Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)              The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)              Securities of a Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)               The records of the Custodian with respect to Securities of a Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

(d)              If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund.  If Securities sold by a Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

(e)               The Custodian shall provide each Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the applicable Trust’s Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)                Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the applicable Trust for any loss or damage to any Fund of such Trust resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian in selecting and/or overseeing such Book-Entry System or Securities Depository, or (ii) failure of the Custodian or any Sub-Custodian to enforce such its rights against a Book-Entry System or Securities Depository.  At its election, a Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to any Fund of such Trust arising from the use of such Book-Entry System or Securities Depository, if and to the extent that such Fund has not been made whole for any such loss or damage.

(a)              With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to each Trust that it agrees to (i) at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the applicable Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to, at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06                Disbursement of Moneys from Fund Custody Account.  Upon receipt of Written Instructions, the Custodian shall disburse moneys from a Fund Custody Account but only in the following cases:

(a)              For the purchase of Securities for a Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or the applicable Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or the applicable Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or the applicable Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between a Trust and a bank which is a member of the Federal Reserve System or between a Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;

(b)              In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;

(c)               For the payment of any dividends or capital gain distributions declared by the Fund;

(d)              In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)               For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund:  interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)                For transfer in accordance with the provisions of any agreement among the applicable Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(g)               For transfer in accordance with the provisions of any agreement among the applicable Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(h)              For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)                  For any other proper purpose, but only upon receipt of Written Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.07                Delivery of Securities from Fund Custody Account.  Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the applicable Sub-Custodian to release and deliver, Securities from a Fund Custody Account but only in the following cases:

(a)              Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)              In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)               To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian on behalf of the Fund;

(d)              To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or the applicable Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are delivered to the Custodian on behalf of the Fund;

(e)               To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)                For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are delivered to the Custodian on behalf of the Fund;

(g)               Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

(h)              In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are delivered to the Custodian on behalf of the Fund;

(i)                  For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the applicable Trust shall have specified to the Custodian in Written Instructions;

(j)                 For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the applicable Trust, but only against receipt by the Custodian on behalf of the Fund of the amounts borrowed;

(k)              Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Trust;

(l)                  For delivery in accordance with the provisions of any agreement among the applicable Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

(m)          For delivery in accordance with the provisions of any agreement among the applicable Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

(n)              For any other proper corporate purpose, but only upon receipt of Written Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)              To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such Securities prior to receiving payment for such Securities except as may arise from the Custodian’s own negligence or willful misconduct.

3.08                Actions Not Requiring Written Instructions.  Unless otherwise instructed by the applicable Trust, the Custodian shall with respect to all Securities held for each Fund:

(a)              Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the applicable market;

(b)              Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)               Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

(d)              Surrender interim receipts or Securities in temporary form in exchange for Securities in definitive form;

(e)               Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the applicable Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)                Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

(g)               In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

3.09                Registration and Transfer of Securities.  All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor.  All other Securities held for a Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof.  The records of the Custodian with respect to foreign securities of a Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund.  The applicable Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of any Fund of such Trust.

3.10                Records.

(a)              The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for each Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement.  The Custodian shall keep such other books and records of each Fund as the applicable Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)              All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the applicable Trust and in compliance with the rules and regulations of the SEC, (ii) be the property of the applicable Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of such Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.11                Fund Reports by Custodian.  The Custodian shall furnish each Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account for the Funds of such Trust on the day following such transfers.  At least monthly, the Custodian shall furnish each Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for each Fund of such Trust under this Agreement.

3.12                Other Reports by Custodian.  As a Trust may reasonably request from time to time, the Custodian shall provide such Trust with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13                Proxies and Other Materials.  The Custodian shall cause all proxies relating to Securities which are not registered in the name of any Fund to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the applicable Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.  With respect to foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  Notwithstanding the Custodian’s undertaking to exercise such reasonable commercial efforts, each Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Custodian to exercise shareholder rights.

3.14                Information on Corporate Actions.  The Custodian shall promptly deliver to the applicable Trust all information received by the Custodian and pertaining to Securities being held by the Funds of such Trust with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights.  If the applicable Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall provide the Custodian at least one Business Day notice prior to the date on which the Custodian is to take such action. The applicable Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least one Business Day prior to the beginning date of the tender period.

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.01                Purchase of Securities.  Promptly upon each purchase of Securities for a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable.  The Custodian shall, upon receipt of such Securities purchased by a Fund, pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund if there is insufficient cash available in the Fund Custody Account.  Notwithstanding the foregoing, the Custodian shall undertake commercially reasonable efforts to notify the applicable Fund of any such shortfall in the available cash of the Fund Custody Account.

4.02                Liability for Payment in Advance of Receipt of Securities Purchased.  In any and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt of the Securities purchased, the Custodian shall be liable to the Fund for the full amount of such payment, including any transaction costs in relation thereto, unless the Fund had specifically provided Written Instructions to the Custodian to so pay in advance.

4.03                Sale of Securities.  Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered.  Upon receipt of the total amount payable to a Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions.  Unless otherwise instructed by the applicable Fund in the Written Instructions, the Custodian may accept payment in such form as shall be reasonably satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04                Delivery of Securities Sold.  Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor.  In any such case, the Custodian shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and no Fund shall have any liability for any for the foregoing.

4.05                Payment for Securities Sold.  In its reasonable discretion and from time to time, the Custodian may credit a Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund.  Any such credit shall be conditioned upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.  The Custodian may, in its reasonable discretion and from time to time, permit a Fund to use funds so credited to its Fund Custody Account in anticipation of actual receipt of final payment.  Any such funds shall be repayable promptly upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to such Fund Custody Account.

4.06                Advances by Custodian for Settlement.  The Custodian may, in its reasonable discretion and from time to time, advance funds to the applicable Trust to facilitate the settlement of a Fund’s transactions in its Fund Custody Account.  Any such advance shall be repayable promptly upon demand made by Custodian.

4.07                Use of Trading Services for Third-Party Mutual Funds.  Upon a Fund’s Written Instructions, the Custodian may execute transactions on behalf of such Fund with respect to the purchase, redemption or exchange of shares of other mutual funds (“Mutual Funds”).  The Custodian may transact with such Mutual Funds directly or through a recognized agent, broker, or service company.

4.08                Equipment.  The Custodian shall notify each Trust of any errors, omissions or interruptions in, or delay or unavailability of the Custodian’s ability to safeguard and hold Securities and cash in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible at no additional expense to the applicable Trusts.  In the event of equipment failures beyond the Custodian’s control, the Custodian shall, at no additional expense to the applicable Trusts, take reasonable steps to minimize service interruptions. The Custodian shall make reasonable provision for back-up emergency use of electronic data processing equipment.

ARTICLE V.

REDEMPTION OF FUND SHARES

5.01                Transfer of Funds.  From such funds as may be available for the purpose of redeeming Shares in the relevant Fund Custody Account, and upon receipt of Written Instructions specifying that the funds are required to redeem Shares of the applicable Fund, the Custodian shall wire each amount specified in such Written Instructions to or through such bank or broker-dealer as the Trust may designate.

5.02                No Duty Regarding Paying Banks.  Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer, unless otherwise agreed to by the Custodian.

ARTICLE VI.

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)              in accordance with the provisions of any agreement between and among a Trust, the Custodian and a broker-dealer that is both registered under the 1934 Act and a member of, and in good standing with, FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund of such Trust;

(b)              for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

(c)               which constitute collateral for loans of Securities made by the Fund;

(d)              for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

(e)               for other proper corporate purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and  declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the applicable Fund only.  All Written Instructions relating to a segregated account shall specify the Fund to which they apply.

ARTICLE VII.

COMPENSATION OF CUSTODIAN

7.01                Compensation.  The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time in accordance with Section 15.02).  [SENTENCES REDACTED].

7.02                Overdrafts.  Each Fund is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows.  A Fund may obtain a formal line of credit for potential overdrafts of its custody account.  In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time).

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.01                Representations and Warranties of the Trusts.  Each Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)              It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)              This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)               It is conducting its business in compliance in all material respects with all applicable U.S. laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business under this Agreement; to the best of its knowledge, there is no U.S. statute, rule, regulation, order or judgment binding on it and no provision of its trust instrument, declaration of trust or other organizational document (as applicable), bylaws or any contract binding it or affecting its property which would prohibit its execution of, or performance under, this Agreement.

8.02                Representations and Warranties of the Custodian.  The Custodian hereby represents and warrants to each Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)              It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)              It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5 and is a bank meeting the requirements prescribed in Section 26(a)(1) of the 1940 Act;

(c)               This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(d)              It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business under this Agreement; it possesses in full force and effect all licenses, permits and other government authorizations necessary to enter into and perform its obligations under this Agreement; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(e)               It has adopted and maintains reasonable facilities and procedures to provide for continued services in the event of an emergency or disaster.

ARTICLE IX.

CONCERNING THE CUSTODIAN

9.01                Standard of Care.  The Custodian shall exercise reasonable care in the performance of its duties under this Agreement.  The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  The Custodian shall be entitled to reasonably rely on and may act upon advice of qualified counsel on all matters under this Agreement.  The Custodian shall promptly notify the applicable Trust of any action taken or omitted by the Custodian in connection with this Agreement pursuant to advice of counsel. Such reasonable reliance on the advice of counsel by the Custodian, however, shall not permit the Custodian to avoid liability to a Trust that it would otherwise incur under this Agreement.

9.02                Actual Collection Required.  The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to a Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03                No Responsibility for Title, etc.  So long as and to the extent that it is in the exercise of reasonable care and the Custodian has no knowledge to the contrary, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04                Limitation on Duty to Collect.  Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for a Fund if such Securities are in default or payment is not made after due demand or presentation.  Custodian shall promptly notify the applicable Trust of any situation in which Securities are in default or payment is not made after due demand or presentation.

9.05                Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it from a Trust or any Authorized Person and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement and reasonably believed by it to be genuine.

9.06                Cooperation.  The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by a Trust to keep the books of account of the Funds of such Trust and/or compute the value of the assets of the Funds of such Trust.  The Custodian shall take all such reasonable actions as a Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of the any amendments to the Trust’s registration statement on Form N-1A and annual and semi-annual reports on Forms N-CSR and N-SAR, respectively, and any other reports or filings required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

ARTICLE X.

INDEMNIFICATION

10.01              Indemnification by Each Trust.  Each Trust shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities (including reasonable attorneys’ fees and the reasonable costs of investigation) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party in connection with the services provided to such Trust or the Funds of such Trust and arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian in reasonable reliance upon Written Instructions, or (iii) from the performance of its obligations under this Agreement, provided that neither the Custodian nor any such Sub-Custodian or any nominee thereof shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  This indemnity shall be a continuing obligation of each Trust, its successors and assigns, notwithstanding the termination of this Agreement.  This indemnity shall apply severally and not jointly to each Trust, its successors and assigns and no Trust shall be required to indemnity the Custody for such loss incurred by the Custodian in connection with the provision of services under this Agreement to another Trust.  As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.02              Indemnification by Custodian.  The Custodian shall indemnify and hold harmless each Trust and each Fund therein from and against any and all claims, demands, losses, expenses, and liabilities (including reasonable attorneys’ fees and the reasonable costs of investigation) that a Fund may sustain or incur or that may be asserted against a Fund arising directly or indirectly out of any action taken or omitted to be taken by the Custodian, any Sub-Custodian and any nominee thereof as a result of the such party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement.  As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

10.03              Security.  If the Custodian advances cash or Securities to a Fund for any purpose, either at the applicable Trust’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, on behalf of the Fund and in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, a portion of the property at any time held for the account of the Fund equal to the amount of cash or Securities so advanced to the Fund or the amount of any claim, demand, loss, expense or liability incurred by the Custodian or the nominee on behalf of the Fund and in connection with its performance under this Agreement, as the case may be, shall be security therefor, and should the Fund, upon written notice from the Custodian or its nominee (including notice to the Fund that the Custodian has so designated such portion of property held for the account of the Fund), as the case may be, fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize such portion of the property held for the account of the Fund to the extent necessary to obtain reimbursement or indemnification, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

10.04              Miscellaneous.

(a)              Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

(b)              The indemnity provisions of this Article X shall indefinitely survive the termination and/or assignment of this Agreement.

(c)               In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitee shall, subject to any confidentiality requirements of applicable law, fully and promptly advise the indemnitor of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification.  In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE XI.

FORCE MAJEURE

Neither the Custodian nor any Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against any Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and agreements with such other customers, and (ii) shall use its best efforts to promptly ameliorate the effects of any such failure or delay.

ARTICLE XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01                                         The Custodian agrees, on behalf of itself and its directors, officers, and employees, to treat confidentially and as proprietary information of each Fund, all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when required to disclose such information by duly constituted regulatory authorities, or (iii) when so requested by the Fund.  Where the Custodian discloses information of a Fund pursuant to (ii) above, the Custodian will strictly limit the information disclosed to that which was required to be so disclosed and will promptly notify the Fund of such disclosure, if such notice is permitted by applicable law and regulation.  Records and other information which have become known to the public through no wrongful act of the Custodian, any Sub-Custodian or any of their employees, agents or representatives shall not be subject to this Section 12.01.

12.02                                         The Custodian will adhere to the privacy policies adopted by each Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds and their shareholders.

ARTICLE XIII.

EFFECTIVE PERIOD; TERMINATION

13.01                                         Effective Period.  This Agreement shall become effective as of the date first written above and will continue in effect for a period of two years and thereafter, for succeeding one year renewable terms, unless this Agreement is terminated as provided in Section 13.02 hereof.

13.02                                         Termination.  This Agreement may be terminated as between any Trust and the Custodian by either such Trust or the Custodian upon giving ninety (90) calendar days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated as between any Trust and the Custodian by such Trust or the Custodian upon the breach of the other party of any material term of this Agreement if such breach is not cured within five (5) business days of notice of such breach to the breaching party.  Termination of this Agreement as between one Trust and the Custodian shall not terminate this Agreement as between the remaining Trusts and the Custodian.  This Agreement shall immediately terminate as to all Trusts upon the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.03                                         Early Termination.  In the absence of any material breach of this Agreement, should a Trust elect to terminate this Agreement prior to the end of the three year term, such Trust agrees to pay the following fees:

a) All monthly fees incurred by such Trust through the life of the Agreement, including the rebate of any negotiated discounts;

b) All reasonable fees incurred by such Trust in connection with converting custodial services for the Funds of the Trust to a successor service provider;

c) All reasonable fees associated with any record retention and/or tax reporting obligations for such Trust that may not be eliminated due to the conversion of custodial services to a successor service provider; and

d) All reasonable out-of-pocket costs associated with items (a), (b) and (c) above.

13.04                                         Appointment of Successor Custodian.  If a successor custodian shall have been appointed by the Board(s) of Trustees of the Trust(s), the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by each Fund of the applicable Trust(s) and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of each Fund of the applicable Trust(s) at the successor custodian, provided that such Trust(s) shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled under this Agreement.  In addition, the Custodian shall, at the expense of the applicable Trust(s), transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to such Trust(s) (if such form differs from the form in which the Custodian has maintained the same, the Trust(s) shall pay any expenses associated with transferring the data to such form), and will use best efforts to cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor.

13.05                                         Failure to Appoint Successor Custodian.  If a successor custodian is not designated by the Trust(s) on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a qualified bank or trust company of its own selection, which bank or trust company (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement for the applicable Trust(s) and to transfer to an account of or for each Fund of the applicable Trust(s) at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository.  Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement.  In addition, under these circumstances, all books, records and other data of each Trust shall be returned to the applicable Trust.

ARTICLE XIV.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Fund(s) involving any class action litigation that impacts any Security the Fund(s) may have held during the class period.  Each Fund agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims.  Further, each Trust acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.  However, a Trust may instruct the Custodian to distribute class action notices and other relevant documentation to the Fund(s) of such Trust or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of such Fund(s).  In the event the Fund(s) are closed, the Custodian shall only file the class action claims upon written instructions by an Authorized Person of the closed Fund(s).  Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

ARTICLE XV.

MISCELLANEOUS

15.01                 Compliance with Laws.  Each Trust has and retains primary responsibility for all compliance matters relating to the Funds of such Trust, including but not limited to compliance with the applicable provisions of the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of each Fund of such Trust relating to its portfolio investments as set forth in its Prospectus and SAI, as amended from time to time.  The Custodian’s services hereunder shall not relieve any Trust of its responsibilities for assuring such compliance or any Board of Trustees’ oversight responsibility with respect thereto.

15.02                 Amendment.  This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and each applicable Trust, and authorized or approved by each applicable Board of Trustees.

15.03                 Assignment.  This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by a Trust without the written consent of the Custodian, or by the Custodian without the written consent of each Trust, in each case accompanied by the authorization or approval of each Board of Trustees.

15.04                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the applicable provisions of the 1940 Act or any applicable rule or order of the SEC thereunder.

15.05                 No Agency Relationship.  Nothing herein contained shall be deemed to authorize or empower any Trust or the Custodian to act as agent for another party to this Agreement, or to conduct business in the name, or for the account, of another party to this Agreement.

15.06                 Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07                 Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, solely with respect to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.08                 Notices.  Any notice required or permitted to be given by any Trust or the Custodian to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) business days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission or attachment to electronic mail to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S Bank, N.A.

1555 N. Rivercenter Dr., MK-WI-S302

Milwaukee, WI 53212

Attn:  Tom Fuller

Phone: 414-905-6118

Fax: 866-350-5066

E-mail: Tom.Fuller@usbank.com

and notice to any Trust shall be sent to, with the name of the particular Trust(s)
specified appropriately as set forth below:

[Name of Applicable Trust(s)]

One Freedom Valley Drive

Oaks, PA 19456

Attn: Timothy D.  Barto, Esq.

Phone: 610-676-2533

Fax: 484-676-2533

E-mail: tbarto@seic.com

15.09                 Multiple Originals.  This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.10                 No Waiver.  No failure by any Trust or the Custodian to exercise, and no delay by any Trust or the Custodian in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by any Trust or the Custodian of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11                 References to Custodian.  No Trust shall externally circulate any printed matter which contains any reference to Custodian that is inconsistent with the Prospectuses, SAIs or annual or semi-annual reports of the Trusts, each as amended from time to time, without the prior written approval of Custodian, excepting any printed matter that merely identifies Custodian as custodian for each Trust and the Funds therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

SEI INSTITUTIONAL MANAGED TRUST SEI INSTITUTIONAL INVESTMENTS TRUST SEI DAILY INCOME TRUST SEI ASSET ALLOCATION TRUST SEI LIQUID ASSET TRUST SEI TAX EXEMPT TRUST NEW COVENANT FUNDS	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Stephen G. MacRae	, on behalf of	By:	/s/ Michael R. McVoy
each of the above listed Trusts, severally and not jointly
Name:	Michael R. McVoy
Name:	Stephen G. MacRae
Title:	Senior Vice President
Title:	Vice President

EXHIBIT A

to the Multi-Trust Custody Agreement

Fund Names

Separate Series of the TRUSTS

SEI INSTITUTIONAL MANAGED TRUST
Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
S&P 500 Index Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small/Mid Cap Fund
Mid-Cap Fund
U.S. Managed Volatility Fund
Tax-Managed Managed Volatility Fund
Real Estate Fund
Enhanced Income Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
High Yield Bond Fund
Real Return Fund
Multi-Strategy Alternative Fund
Prime Obligation Fund (registered but not launched)

SEI INSTITUTIONAL INVESTMENTS TRUST
Large Cap Fund
Large Cap Diversified Alpha Fund
Large Cap Disciplined Equity Fund
Large Cap Index Fund
Extended Market Index Fund
Strategic U.S. Large Cap Equity Fund
Small Cap Fund
Small Cap II Fund
Small/Mid Cap Equity Fund
U.S. Managed Volatility Fund
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)
Core Fixed Income Fund
High Yield Bond Fund
Long Duration Fund
Long Duration Corporate Bond Fund
Ultra Short Duration Bond Fund

SEI DAILY INCOME TRUST
Money Market Fund
Prime Obligation Fund
Government Fund
Government II Fund
Treasury Fund
Treasury II Fund
Ultra Short Duration Bond Fund
Short-Duration Government Fund
Intermediate-Duration Government Fund
GNMA Fund

SEI ASSET ALLOCATION TRUST
Defensive Strategy Fund
Defensive Strategy Allocation Fund
Conservative Strategy Fund
Conservative Strategy Allocation Fund
Moderate Strategy Fund
Moderate Strategy Allocation Fund
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund
Core Market Strategy Allocation Fund
Market Growth Strategy Fund
Market Growth Strategy Allocation Fund

SEI LIQUID ASSET TRUST
Prime Obligation Fund

SEI TAX EXEMPT TRUST
Tax Free Fund
Institutional Tax Free Fund
Intermediate-Term Municipal Fund
Short Duration Municipal Fund
California Municipal Bond Fund
Massachusetts Municipal Bond Fund
New Jersey Municipal Bond Fund
New York Municipal Bond Fund
Pennsylvania Municipal Bond Fund
Tax-Advantaged Income Fund

NEW COVENANT FUNDS
New Covenant Income Fund
New Covenant Balanced Income Fund
New Covenant Balanced Growth Fund

EXHIBIT B
to the Multi-Trust Custody Agreement

DOMESTIC CUSTODY SERVICES
FEE SCHEDULE

[REDACTED]

Global Sub-Custodial Services Annual Fee Schedule

[REDACTED]

EXHIBIT C

to the Multi-Trust Custody Agreement

Shareholder Communications Act Authorization

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI INSTITUTIONAL MANAGED TRUST		SEI INSTITUTIONAL INVESTMENTS TRUST

By:	/s/ Stephen G. MacRae	By:	/s/ Stephen G. MacRae
	Stephen G. MacRae		Stephen G. MacRae

Title:	Vice President	Title:	Vice President

Date:	June 14, 2013	Date:	June 14, 2013

☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI DAILY INCOME TRUST		SEI ASSET ALLOCATION TRUST

By:	/s/ Stephen G. MacRae	By:	/s/ Stephen G. MacRae
	Stephen G. MacRae		Stephen G. MacRae

Title:	Vice President	Title:	Vice President

Date:	June 14, 2013	Date:	June 14, 2013

☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☐ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.	☒ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

SEI LIQUID ASSET TRUST		SEI TAX EXEMPT TRUST

By:	/s/ Stephen G. MacRae	By:	/s/ Stephen G. MacRae
	Stephen G. MacRae		Stephen G. MacRae

Title:	Vice President	Title:	Vice President

Date:	June 14, 2013	Date:	June 14, 2013

☒ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

☐ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

NEW COVENANT FUNDS

By:	/s/ Stephen G. MacRae
Stephen G. MacRae

Title:	Vice President

Date:	June 14, 2013